Exhibit 4.14

CERTAIN IDENTIFIED INFORMATION MARKED [***] HAS BEEN EXCLUDED

FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD

LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY

DISCLOSED.

AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Amendment (the “Amendment”) is entered into as of December 2, 2021 (the “Amendment Effective Date”) by and between Cosmo Technologies Ltd., a company duly incorporated and existing under the laws of Ireland, with registered offices at Riverside II, Sir־ John Rogerson’s Quay, Dublin 2, Ireland (“Cosmo”) and RedHill Biopharma, Inc. a Delaware corporation, having an address at 8045 Arco Corporate Drive, Suite 120, Raleigh, North Carolina 27617 and all Affiliates thereof (“RedHill”). Cosmo and RedHill each may be referred to herein individually as a “Party,” or collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into an exclusive license agreement on October 17,2019 for AEMCOLO (the “Exclusive License Agreement”).

WHEREAS, the Parties seek to modify the terms of the Exclusive License Agreement.

NOW, THEREFORE, In consideration of the foregoing and other good and valuable consideration, the receipt and legal sufficiency of which Is hereby acknowledged, the Parties agree to modify the Agreement as set forth below.

AGREEMENT

It is herein agreed that Section 18.2.2 of the Exclusive License Agreement is now entirely replaced with the following new section:

1. 18.2.2 Voluntary Termination. Each Party shall be entitled, in its sole discretion, to terminate this Agreement at any time on [***] written notice to the other Party following the Effective Date. Neither Party will be required to pay the other Party any compensation in respect of such termination. Upon termination of this Agreement, the License granted under this Agreement shall immediately terminate and, except as permitted in Section 18.3.1, RedHill will immediately cease any and all development and other activities regarding the Product.

2.	No Other Changes. Except as modified herein by the Amendment, all other terms and conditions set forth in the Exclusive License Agreement will continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

Cosmo Technologies Ltd.

RedHill Biopharma Inc.

Signature:	/s/ [***]	Signature:	/s/ Micha Ben Chorin
Name:	[***]	Name:	Micha Ben Chorin
Title:	[***]	Title:	Director

		Signature:	/s/ Todd Krzyzaniak
		Name:	Todd Krzyzaniak
		Title:	US Finance

		Signature:	/s/ Rick Scruggs
		Name:	Rick Scruggs
		Title:	Chief operating officer